UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2016

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

VistaGen Therapeutics, Inc. (the “Company”) today announced the appointment of Thomas Laughren, M.D., former Division Director for the FDA’s Division of Psychiatry Products, Center for Drug Evaluation and Research, and Sanjay Mathew, M.D., Associate Professor of Psychiatry and Behavioral Sciences at Baylor College of Medicine in Houston, Texas, to the Company’s Clinical and Regulatory Advisory Board, joining its existing members, Gerard Sanacora, M.D., Ph.D., Professor of Psychiatry at Yale University and Director of the Yale Depression Research Program and Maurizio Fava, M.D., Professor of Psychiatry at Harvard Medical School and Director of the Division of Clinical Research of the Massachusetts General Hospital Research Institute. The Company also announced today the appointment of Dr. Fava as Chairman of this Board.  A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: March 22, 2016	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 22, 2016